UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022 (December 27, 2021)

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President of the Company

XPO Logistics, Inc. (the “Company”) and Troy A. Cooper, who currently serves as president of the Company, have mutually agreed that Mr. Cooper will separate from employment with the Company effective as of December 27, 2021.

For purposes of Mr. Cooper’s Employment Agreement with the Company dated July 31, 2020 (the “Cooper Employment Agreement”) and his other previously disclosed compensation arrangements with the Company, Mr. Cooper will receive the payments and benefits due upon a termination of employment without “cause”. As contemplated by the Cooper Employment Agreement, the Company and Mr. Cooper have entered into a separation agreement pursuant to which Mr. Cooper agreed to a general release of claims in favor of the Company and the Company exercised its right pursuant to the Cooper Employment Agreement to extend the duration of Mr. Cooper’s noncompetition covenant from three to four years following his separation date in exchange for a cash payment equal to Mr. Cooper’s current base salary, payable in installments during the fourth year of the restricted period, in accordance with the terms of the Cooper Employment Agreement. In addition, pursuant to the separation agreement, Mr. Cooper has also agreed to extend the duration of the non-solicitation and non-hire covenants in the Cooper Employment Agreement from two to four years following his separation date in exchange for an additional cash consideration amount equal to Mr. Cooper’s current base salary, payable in installments over the third and fourth years of the restricted period. Mr. Cooper has also agreed to provide consulting services to the Company for a period of six months following his separation date for an aggregate consulting fee of up to $275,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2022	XPO LOGISTICS, INC.

	By:	/s/ Christopher J. Signorello
Christopher J. Signorello
Deputy General Counsel